Exhibit 10.9

SYNTHETIC BLOOD INTERNATIONAL, INC.

STOCK WARRANT AGREEMENT

THIS STOCK WARRANT AGREEMENT is made this xxx day of xxxxxxxxx 200x by and between Synthetic Blood International, Inc, a corporation formed under the laws of the State of New Jersey (the “Company”), and xxxxxxxxxx, a citizen and resident of the State of xxxxxxxxx (the “Warrant Holder”).

WITNESSETH:

WHEREAS, the Warrant Holder is a valued executive, key employee or advisor of the Company, and

WHEREAS, the Company considered it desirable and in its best interest that the Warrant Holder be provided an inducement to acquire an ownership interest in the Company and an additional incentive to advance the interest of the Company through grant of an warrant to purchase shares of the $0.01 par value common stock of the Company.

NOW THEREFORE, in consideration of the premises contained herein and in the Contract, it is agreed as follows:

(1) Grant of Warrant. Subject to the terms and conditions contained herein, the Company hereby grants the Warrant Holder the right, privilege and warrant (the “Warrant”) to purchase xxxxxxxxxxxxxxxxx (xxxx) shares of the $0.01 par value common stock of the Company at a price of xxxxxx ($xxxxx) per share.

(2) Term and Vesting of Warrant. The term of the Warrant shall be for a period of xxxxx (x) years (the “Term”) from the date of this Agreement and, subject to the terms and provisions hereof, the Warrant shall be fully vested and may be exercised in whole or in part with respect to all or any portion of the shares to which it related.

(3) Method of Exercise The Warrant shall be exercised by the transmittal of written notice thereof to the Company at its principal place of business. The notice shall include the Warrant Holder’s designation of the number of shares to be purchased and Warrant Holder’s check in payment of the purchase price. Upon receipt of such notice and negotiation of said check, the Company shall deliver to the Warrant Holder a certificate representing the shares purchased, provided that if any law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof, the date of delivery of the shares shall be extended for the necessary period.

(4) Termination of Warrant. Except as otherwise provided herein, the Warrant shall terminate upon the expiration of xxxx (x) years from the date of this Agreement.

(5) Right Prior to Exercise of Warrant. The Warrant Holder shall have no rights as a stockholder with respect to the shares of stock subject to the Warrant until the exercise of his rights hereunder and the issuance and delivery to Warrant Holder of a certificate or certificates evidencing such shares.

(6) Applicable Laws. The validity, construction, interpretation and enforceability of this Agreement and the capacity of the parties shall be determined and governed by the laws of the State of California.

(7) Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

(8) Waiver. The waiver by the Company of a breach of any provision of this Agreement by Warrant Holder shall not operate or be construed as a waiver of any subsequent breach by Warrant Holder.

(9) Binding Effect. The provisions of this Agreement shall be binding upon the parties hereto, their successors and assigns, including, without limitation, the estate of the Warrant Holder and the executors, administrators or trustees of such estate and any receiver, trustee in bankruptcy or representative of the creditors of the Warrant Holder.

THIS STOCK WARRANT AGREEMENT is hereby confirmed and executed as of this xxx day of xxxxxxxxxxx, 200x.

SYNTHETIC BLOOD INTERNATIONAL, INC.

By:
Robert Nicora
President/CEO

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